UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 6, 2011
CABLEVISION SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	No. 1-14764	No. 11-3415180

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
CSC HOLDINGS, LLC
(Exact name of registrant as specified in its charter)

Delaware	No. 1-9046	No. 27-0726696

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1111 Stewart Avenue Bethpage, New York	11714

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (516) 803-2300
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1
EX-99.2
EX-99.3
EX-99.4
EX-99.5
EX-99.6
EX-99.7

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     In connection with the planned distribution of all of the common stock of AMC Networks Inc. (“AMC”) by Cablevision Systems Corporation (“Cablevision”) to its stockholders (the “Distribution”), Cablevision and AMC have entered into certain employment arrangements with Charles F. Dolan, the Chairman of Cablevision and the Executive Chairman of AMC.
     If the planned Distribution is consummated, Mr. Dolan will be the Executive Chairman of AMC and will devote a portion of his business time to that role. He will also retain his position as Cablevision’s Chairman and will devote most of his business time to that role. In light of Mr. Dolan’s dual responsibilities, on June 6, 2011, Cablevision entered into an amendment to Mr. Dolan’s existing employment agreement with Cablevision, and AMC entered into a new employment agreement with Mr. Dolan. These agreements will become effective upon the consummation of the Distribution.
Cablevision
     In the amendment to Mr. Dolan’s Employment Agreement dated January 27, 1986 with Cablevision, as amended by the letter dated December 18, 2008 (together, the “Cablevision Employment Agreement”), Cablevision acknowledges that, in addition to Mr. Dolan’s services pursuant to the Cablevision Employment Agreement, he will simultaneously serve, and is expected to devote a portion of his business time and attention to serving, as Executive Chairman of AMC. Cablevision recognizes and agrees that Mr. Dolan’s responsibilities to AMC will preclude him from devoting substantially all of his time and attention to Cablevision’s affairs. The agreement states that Cablevision recognizes that there may be certain potential conflicts of interest and fiduciary duty issues associated with Mr. Dolan’s dual roles at Cablevision and AMC and that none of (i) his dual responsibilities at Cablevision and AMC, (ii) his inability to devote substantially all of his time and attention to Cablevision’s affairs, (iii) the actual or potential conflicts of interest and fiduciary duty issues that are waived in Cablevision’s Policy Concerning Matters Related to AMC Networks Inc. Including Responsibilities of Overlapping Directors and Officers, or (iv) any actions taken, or omitted to be taken, by him in good faith to comply with his duties and responsibilities to Cablevision or AMC in light of his dual responsibilities to Cablevision and AMC, will be deemed to be a breach by him of his obligations under the Cablevision Employment Agreement.
     Mr. Dolan acknowledges in the amendment that any continuing service requirements with respect to outstanding long-term cash and equity awards that were granted to him under the plans of Cablevision prior to the date on which the Distribution is consummated (including any AMC stock options or AMC restricted stock received in connection with the Distribution) will be based solely on his continued services to Cablevision and its affiliates (other than AMC and its subsidiaries). Mr. Dolan and Cablevision acknowledge that any cash payable pursuant to any such awards will be the sole responsibility and liability of Cablevision and that AMC will have no liability to Mr. Dolan with respect to such cash payable. For purposes of clarity, Cablevision

2

and Mr. Dolan agree in the amendment that Mr. Dolan’s long-term cash and equity awards issued by Cablevision in March 2011 will not be cancelled or replaced upon the Distribution, will remain the sole responsibility and liability of Cablevision and will remain subject to their existing terms.
     The amendment to Mr. Dolan’s Cablevision employment agreement has been filed as an exhibit to this Current Report on Form 8-K and is qualified in its entirety to such agreement as so filed.
AMC
     Mr. Dolan’s new employment agreement with AMC provides for his employment as Executive Chairman of AMC. The employment agreement with AMC has an initial term of one year and automatically renews for successive one-year terms unless terminated by either party at least three months prior to the end of the then existing term. The agreement provides for an annual base salary of not less than $400,000 per year, subject to increase by the Compensation Committee of the Board of Directors of AMC (the “AMC Compensation Committee”). Mr. Dolan is also eligible for an annual bonus with a target of 175% of his annual base salary, as the AMC Compensation Committee shall determine in its discretion, which will be prorated for 2011. Under the agreement, Mr. Dolan is eligible to participate in AMC’s long-term cash or equity programs or arrangements, at the level determined by the AMC Compensation Committee, in its discretion consistent with his role and responsibilities as Executive Chairman. For example, in 2012 he will be entitled to receive one or more long-term cash and/or equity awards with an aggregate target value of $900,000, and as determined by the AMC Compensation Committee in its discretion. Although there is no guarantee, it is currently expected that long-term cash or equity awards or similar target values will be made to Mr. Dolan annually.
     Mr. Dolan will be eligible to participate in the AMC Excess Savings Plan, when established, and AMC will provide Mr. Dolan with life and accidental death and dismemberment insurance. Any such life and accidental death and dismemberment insurance provided by AMC will be based on Mr. Dolan’s base salary from AMC (provided that, to the extent AMC and Cablevision continue to use the same insurance carriers, any payout under AMC’s plans will be aggregated with similar payouts under the Cablevision plan with respect to any applicable maximum coverage). Mr. Dolan will not participate in any other employee welfare benefit or pension plan of AMC. The employment agreement authorizes Mr. Dolan, in carrying out his responsibilities and duties under the agreement, to make expenditures from time to time on behalf of AMC for the performance, furtherance and maintenance of AMC’s business, including travel relating to the business of AMC, entertainment and similar items, and AMC agrees to promptly reimburse Mr. Dolan for such expenditures or in some cases to advance the amount thereof to Mr. Dolan.
     Mr. Dolan’s employment agreement does not provide for any post-employment benefits in the event of the termination of his employment by him or AMC other than in the case of his death or disability. In the event of Mr. Dolan’s death, his agreement provides for payment to his estate of an amount equal to the greater of one year’s base salary or one-half of the compensation that would have been payable to Mr. Dolan during the remaining term of his agreement. AMC has the right under the employment agreement to terminate the agreement if Mr. Dolan is incapacitated for more than six consecutive months. In that event, Mr. Dolan will be entitled to receive all his compensation and benefits until the end of the remaining term of his agreement. Mr. Dolan’s employment agreement does not address (or provide for any benefits in the event of) termination by AMC without cause, by Mr. Dolan for good reason or termination in connection with retirement, a change in control or a going private transaction.
     Mr. Dolan acknowledges in the employment agreement that any continuing service requirements with respect to any options to purchase AMC stock or restricted shares of AMC stock issued in connection with the Distribution will be based solely on his service to Cablevision and its affiliates (other than AMC and its subsidiaries). AMC will have no liability to Mr. Dolan with respect to any cash payable pursuant to the outstanding long-term cash and equity awards that were granted to him under the plans of Cablevision prior to the Distribution date, and Mr. Dolan has agreed that he will not assert any such liability against AMC.
     In the employment agreement, AMC acknowledges that, in addition to Mr. Dolan’s services pursuant to the agreement, he will simultaneously serve, and is expected to devote most of his business time and attention to serving, as Chairman of Cablevision. AMC recognizes and agrees that his responsibilities to Cablevision will preclude him from devoting a substantial portion of his time and attention to the AMC’s affairs. The agreement states that AMC recognizes that there may be certain potential conflicts of interest and fiduciary duty issues associated with Mr. Dolan’s dual roles at AMC and Cablevision and that none of (i) his dual responsibilities at AMC and Cablevision, (ii) his inability to devote a substantial portion of his time and attention to AMC’s affairs, (iii) the actual or potential conflicts of interest and fiduciary duty issues that are waived in AMC’s certificate of incorporation, or (iv) any actions taken, or omitted to be taken, by him in good faith to comply with his duties and responsibilities to AMC or Cablevision in light of his dual responsibilities to AMC and Cablevision, will be deemed to be a breach by him of his obligations under the employment agreement.
Item 8.01 Other Events
Distribution of AMC Networks Inc.
               On June 6, 2011 the Board of Directors of Cablevision approved the Distribution. The Distribution will take the form of a distribution by Cablevision of one share of AMC Class A Common Stock for every four shares of Cablevision NY Group Class A Common Stock held of record at the close of business in New York City on June 16, 2011 (the “Record Date”) and one share of AMC Class B Common Stock for every four shares of Cablevision NY Group Class B Common Stock held of record on the Record Date. The Distribution will become effective and the new shares will be distributed on June 30, 2011. The completion of the Distribution is subject to the effectiveness of AMC’s Form 10 filed with the Securities and Exchange Commission, the AMC common stock being authorized for listing on the NASDAQ and the finalization of the AMC debt financing described below. Cablevision’s Board of

Directors has reserved the right to modify or abandon the Distribution at any time prior to the Distribution. Cablevision and AMC expect the conditions to the Distribution to be satisfied on or before the Distribution date.
               On June 6, 2011, the Board of Directors of CSC Holdings, LLC (“CSC Holdings”) authorized the distribution to Cablevision, its sole member, of all of the common stock of AMC. This transaction will take place prior to the Distribution by Cablevision.
               AMC has filed with the Securities and Exchange Commission a registration statement on Form 10 that contains information about AMC and the Distribution. Prior to the Distribution, Cablevision will distribute to its stockholders copies of an information statement relating to AMC that is part of the Form 10 filing.
Management Arrangements
               As discussed above, Mr. Charles F. Dolan will be the Executive Chairman of AMC and will devote a portion of his business time to that role. He will retain his position as Cablevision’s Chairman and will devote most of his business time to that role.
               The following directors of Cablevision will also become directors of AMC in connection with the Distribution: Charles F. Dolan, James L. Dolan, Kristin A. Dolan, Patrick F. Dolan, Thomas C. Dolan, Brian G. Sweeney, Leonard Tow and Marianne Dolan Weber.
Agreements with AMC Networks Inc.
               Following the Distribution, AMC will be a public company and Cablevision will have no continuing common stock ownership interest in AMC. For purposes of governing the ongoing relationships between Cablevision and AMC after the Distribution and to provide for an orderly transition, Cablevision and AMC have entered, or will enter, into the agreements described below prior to the Distribution.
               Certain of the agreements summarized below are included as exhibits to this Current Report on Form 8-K, and the following summaries of those agreements are qualified in their entirety by reference to the agreements as so filed.
Distribution Agreement
               Cablevision and CSC have entered into the Distribution Agreement with AMC as part of a series of transactions pursuant to which Cablevision has received or will receive prior to the Distribution all of the limited liability company interests in Rainbow Media Holdings, LLC (“RMH”), the wholly-owned indirect subsidiary of Cablevision through which Cablevision has historically conducted the businesses of its Rainbow Media segment. Under the Distribution Agreement, Cablevision will distribute AMC’s common stock to the common stockholders of Cablevision.
               As part of the Distribution, AMC expects to issue to CSC Holdings approximately $1,250,000,000 of new debt (the “Contribution Debt”), consisting of $550,000,000 aggregate principal amount of senior secured term loans and $700,000,000 aggregate principal amount of senior unsecured notes. CSC Holdings will use the Contribution Debt to satisfy and discharge outstanding Cablevision or CSC Holdings debt, by entering into a series of transactions whereby CSC Holdings will exchange the Contribution Debt for outstanding Cablevision or CSC Holdings debt.
               AMC also expects to incur an additional approximately $1,175,000 aggregate principal amount of senior secured term loans (the “Standalone Debt”, and together with the Contribution Debt the “New AMC Networks Debt”) and to enter into an approximately $500,000,000 revolving credit facility (the “Revolving Credit Facility”), which is expected to be undrawn on the effective date of the Distribution. The proceeds of the Standalone Debt will be used to (i) repay all of AMC’s indebtedness outstanding immediately prior to the Distribution, (ii) pay certain fees and expenses associated with the Distribution and the Financing Transactions (as defined below) and (iii) for general corporate purposes.
               We refer to the issuance of the New AMC Networks Debt and the entry into the Revolving Credit Facility, collectively as the Financing Transactions.
               Under the Distribution Agreement, Cablevision provides AMC with indemnities with respect to liabilities, damages, costs and expenses arising out of any of (i) Cablevision’s businesses (other than businesses of AMC); (ii) certain identified claims or proceedings; (iii) any breach by Cablevision of its obligations under the Distribution Agreement; and (iv) any untrue statement or omission in the Form 10 registration statement or the information statement that is part of the Form 10 relating to Cablevision and its subsidiaries. AMC will provide Cablevision with indemnities with respect to liabilities, damages, costs and expenses arising out of any of (i) AMC’s businesses; (ii) any breach by AMC of its obligations under the Distribution Agreement; and (iii) any untrue statement or omission in the Form 10 registration statement or Information Statement other than any such statement or omission relating to Cablevision and its subsidiaries.
               In the Distribution Agreement, AMC releases Cablevision from any claims it might have arising out of:
•	the management of the businesses and affairs of AMC on or prior to the Distribution;

•	the terms of the Distribution, AMC’s amended and restated certificate of incorporation, AMC’s by-laws and the other agreements entered into in connection with the Distribution;

•	the Financing Transactions; and

•	any decisions that have been made, or actions taken, relating to AMC, the Distribution or the Financing Transactions.
               The Distribution Agreement also provides that Cablevision will have the sole and absolute discretion to determine whether to proceed with the Distribution, including the form, structure and terms of any transactions to effect the Distribution and the timing of and satisfaction of conditions to the consummation of the Distribution.

               The Distribution Agreement also provides for access to records and information, cooperation in defending litigation, as well as methods of resolution for certain disputes.
Contribution Agreement
               Cablevision and CSC Holdings and AMC have entered into a Contribution Agreement pursuant to which CSC Holdings contributes to AMC 100% of the limited liability company interests in RMH. In consideration of this contribution, AMC (i) issues shares of its common stock to CSC Holdings and (ii) issues on the Distribution date the Contribution Debt to CSC Holdings. The Contribution Agreement does not provide for any ongoing obligations for any party following the Distribution. In partial consideration for AMC entering into the Contribution Agreement, CSC Holdings, along with two subsidiaries of AMC, American Movie Classics Company LLC and WE: Women’s Entertainment LLC, will enter into an agreement terminating a consulting agreement, effective as of the Distribution date, under which CSC Holdings and its subsidiaries provided management services to the AMC subsidiaries and those subsidiaries paid management fees to CSC Holdings. Those fees aggregated $26.5 million in 2010.
Transition Services Agreement
               Cablevision and AMC have entered into a Transition Services Agreement under which, in exchange for the fees specified in such agreement, Cablevision agrees to provide transition services with regard to such areas as tax, information systems, risk management and employee services, compensation and benefits. Under the Transition Services Agreement, AMC will also provide certain services to The Madison Square Garden Company (“MSG”) on behalf of Cablevision.
               Under the Transition Services Agreements, AMC will provide transition services to Cablevision and MSG with regard to its information technology systems that AMC and Cablevision may share. AMC and Cablevision, as parties receiving services under the agreement, have agreed to indemnify the party providing services for losses incurred by such party that arise out of or are otherwise in connection with the provision by such party of services under the agreement, except to the extent that such losses result from the providing party’s gross negligence, willful misconduct or breach of its obligations under the agreement. Similarly, each party providing services under the agreement agrees to indemnify the party receiving services for losses incurred by such party that arise out of or are otherwise in connection with the indemnifying party’s provision of services under the agreement if such losses result from the providing party’s gross negligence, willful misconduct or breach of its obligations under the agreement.
Tax Disaffiliation Agreement
               Cablevision and AMC have entered into a Tax Disaffiliation Agreement that governs Cablevision’s and AMC’s respective rights, responsibilities and obligations with respect to taxes and tax benefits, the filing of tax returns, the control of audits and other tax matters. References in this summary description of the Tax Disaffiliation Agreement to the terms “tax” or

“taxes” mean taxes as well as any interest, penalties, additions to tax or additional amounts in respect of such taxes.
               AMC and its eligible subsidiaries currently join with Cablevision in the filing of a consolidated return for U.S. federal income tax purposes and also join with Cablevision in the filing of certain consolidated, combined, and unitary returns for state, local, and other applicable tax purposes. However, for periods (or portions thereof) beginning after the Distribution, AMC generally will not join with Cablevision in the filing of any federal, state, local or other applicable consolidated, combined or unitary tax returns.
               Under the Tax Disaffiliation Agreement, with certain exceptions, Cablevision will generally be responsible for all of AMC’s U.S. federal, state, local and other applicable income taxes for any taxable period or portion of such period ending on or before the Distribution date. With certain exceptions, AMC will generally be responsible for all other taxes (including certain New York City income taxes) for all taxable periods ending on or before the Distribution date, and all taxes that are attributable to them or one of their subsidiaries after the Distribution date.
               Notwithstanding the Tax Disaffiliation Agreement, under U.S. Treasury Regulations, each member of a consolidated group is severally liable for the U.S. federal income tax liability of each other member of the consolidated group. Accordingly, with respect to periods in which AMC has been included in Cablevision’s consolidated group, AMC could be liable to the U.S. government for any U.S. federal income tax liability incurred, but not discharged, by any other member of such consolidated group. However, if any such liability were imposed, AMC would generally be entitled to be indemnified by Cablevision for tax liabilities allocated to Cablevision under the Tax Disaffiliation Agreement.
               AMC will be responsible for filing all tax returns for any period ending after the Distribution date that include AMC or one of its subsidiaries other than any consolidated, combined or unitary income tax return for periods after such date (if any) that includes AMC or one of its subsidiaries, on the one hand, and Cablevision or one of its subsidiaries (other than AMC or any of its subsidiaries), on the other hand. Where possible, AMC has waived the right to carry back any losses, credits, or similar items to periods ending prior to or on the Distribution date, however, if AMC cannot waive the right, it would be entitled to receive the resulting refund or credit, net of any taxes incurred by Cablevision with respect to the refund or credit.
               Generally, AMC will have the authority to conduct all tax proceedings, including tax audits, relating to taxes or any adjustment to taxes for which AMC is responsible for filing a return under the Tax Disaffiliation Agreement, and Cablevision will have the authority to conduct all tax proceedings, including tax audits, relating to taxes or any adjustment to taxes for which Cablevision is responsible for filing a return under the Tax Disaffiliation Agreement. However, if one party acknowledges a liability to indemnify the other party for a tax to which such proceeding relates, and provides evidence to the other party of its ability to make such payment, the first-mentioned party will have the authority to conduct such proceeding. The Tax Disaffiliation Agreement further provides for cooperation between Cablevision and AMC with respect to tax matters, the exchange of information and the retention of records that may affect the tax liabilities of the parties to the agreement.

               Finally, the Tax Disaffiliation Agreement requires that none of Cablevision, AMC or any of their respective subsidiaries will take, or fail to take, any action where such action, or failure to act, would be inconsistent with or preclude the Distribution from qualifying as a tax-free transaction to Cablevision and its stockholders under Section 355 of the Code, or would otherwise cause holders of Cablevision stock receiving AMC stock in the Distribution to be taxed as a result of the Distribution and certain transactions undertaken in connection with the Distribution. Additionally, for the two-year period following the Distribution, Cablevision and AMC may not engage in certain activities that may jeopardize the tax-free treatment of the Distribution to Cablevision and its stockholders, unless, in the case of AMC, AMC receives Cablevision’s consent or otherwise obtains a ruling from the IRS or a legal opinion, in either case reasonably satisfactory to Cablevision, that the activity will not alter the tax-free status of the Distribution to Cablevision and its stockholders. Furthermore, the Tax Disaffiliation Agreement limits AMC’s ability to pre-pay, pay down, redeem, retire, or otherwise acquire a portion of the New AMC Networks Debt.
               Moreover, AMC must indemnify Cablevision and its subsidiaries, officers and directors for any taxes, resulting from action or failure to act, if such action or failure to act precludes the Distribution from qualifying as a tax-free transaction (including taxes imposed as a result of a violation of the restrictions set forth above). Cablevision must indemnify AMC and its subsidiaries, officers and directors for any taxes as a result of the Distribution failing to qualify as a tax-free transaction, to the extent such taxes do not arise as a result of actions or failure to act by AMC.
Employee Matters Agreement
               Cablevision and AMC have entered into an Employee Matters Agreement that allocates assets, liabilities and responsibilities with respect to certain employee compensation and benefit plans and programs and certain other related matters. In general, AMC’s employees currently participate in various Cablevision retirement, health and welfare, and other employee benefit plans. After the Distribution, it is anticipated that AMC’s employees will generally participate in similar plans and arrangements established and maintained by AMC; however, AMC will continue to be a participating company in certain Cablevision employee benefit plans during a transition period. Effective as of the Distribution date, AMC and Cablevision will each be responsible for their respective employees and compensation plans.
Other Arrangements and Agreements with AMC
               In connection with the Distribution, Cablevision will also enter into a number of commercial and technical arrangements and agreements with AMC. These will include arrangements for AMC’s use of equipment, offices and other premises, provision of technical and transport services and vendor services, and access to technology. Cablevision is a party to affiliation agreements with each of AMC, WE tv, IFC and Sundance Channel relating to the carriage of those programming networks on Cablevision’s cable systems.

Treatment of Outstanding Cablevision Options, Rights, Restricted Stock, Restricted Stock Units and Other Awards
               Cablevision has issued options to purchase, and stock appreciation rights in respect of, its Cablevision NY Group Class A Common Stock. In connection with the Distribution, each Cablevision option outstanding (whether held by a Cablevision employee or AMC employee) will become two options: one will be an option to acquire Cablevision NY Group Class A Common Stock and one an option to acquire AMC Class A Common Stock. Similarly, each Cablevision right outstanding (whether held by a Cablevision employee or AMC employee) will become a right with respect to Cablevision NY Group Class A Common Stock and a right with respect to AMC Class A Common Stock. The existing exercise price will be allocated between the existing Cablevision options/rights and the new AMC options/rights based upon the average of the volume weighted average prices (“VWAP”) of the Cablevision NY Group Class A Common Stock and AMC Class A Common Stock for each trading day in the ten trading-day period immediately following the Distribution, and the underlying share amount will take into account the distribution ratio (i.e., the number of shares of Cablevision NY Group Class A Common Stock in respect of which one share of AMC Class A Common Stock will be issued). The Cablevision options/rights and the new AMC options/rights will not be exercisable during a period beginning on a date prior to the Distribution determined by Cablevision in its sole discretion, and continuing until the exercise prices of the Cablevision options/rights and AMC’s new options/rights are determined after the Distribution, or such longer period as Cablevision or AMC determine is necessary with respect to our and AMC’s respective awards. Other than the split of the Cablevision options and rights and the allocation of the existing exercise price, upon issuance of AMC’s new options and rights there will be no additional adjustment to the existing Cablevision options and rights in connection with the Distribution and the terms of each employee’s applicable Cablevision award agreement will continue to govern the Cablevision options and rights. The options and rights that AMC issues in respect of outstanding Cablevision stock options and rights will be affected by a change in control or going private transaction of AMC or Cablevision, as set forth in the terms of the award agreement.
               Cablevision has issued restricted stock to its employees which vests according to a vesting schedule that was established when the shares were issued. In connection with the Distribution, and except as described in the next paragraph, each holder of Cablevision restricted shares will receive one share of AMC Class A Common Stock in respect of every four Cablevision restricted shares. These AMC shares will be subject to the same conditions and restrictions as the Cablevision restricted shares in respect of which they are issued. Following the Distribution, if a holder of Cablevision restricted stock forfeits such restricted stock and therefore forfeits AMC accompanying shares, Cablevision has agreed that AMC’s restricted shares will be returned to AMC.
               Cablevision restricted share awards made in 2011 to persons who, on the date of Distribution, remain AMC employees will be cancelled, and such employees will be granted equivalent replacement restricted share awards with respect to AMC Class A Common Stock. The replacement award will cover a number of restricted shares of AMC Class A Common Stock with a value equal to the value of Cablevision shares covered by the cancelled award, rounded down to the nearest share. The value of AMC Class A Common Stock and the Cablevision NY

Group Class A Common Stock for this purpose will be based upon the average of the VWAPs of the Cablevision NY Group Class A Common Stock and AMC Class A Common Stock, respectively, for each trading day in the ten trading-day period immediately following the Distribution. Cablevision restricted share awards issued in 2011 to persons who transfer from Cablevision to AMC within 365 days of the Distribution will be cancelled and such employees will be granted equivalent replacement restricted share awards with respect to AMC Class A Common Stock, based upon the average of the VWAPs of the Cablevision NY Group Class A Common Stock and AMC Class A Common Stock, respectively, for each trading day in the ten trading-day period immediately following the date of transfer. AMC shares will be subject to substantially equivalent conditions and restrictions as the Cablevision restricted shares they replace. Cablevision’s restricted share awards granted in 2011 to AMC’s executive officers whose compensation is potentially subject to Section 162(m) of the Code provide that the vesting of such grants will be subject to meeting certain AMC performance criteria, as specified in the award agreement. The Cablevision restricted share award made in 2011 to Charles F. Dolan will not be replaced by an AMC restricted share award as provided in this paragraph.
               Cablevision has issued restricted stock units to its non-employee directors which represent unfunded, unsecured rights to receive shares of Cablevision NY Group Class A Common Stock (or cash or other property) at a future date upon the satisfaction of the conditions specified by the Cablevision Compensation Committee in the award agreement. Such restricted stock units were fully vested on the date of grant. In connection with the Distribution, each holder of a restricted stock unit will receive one share of AMC Class A Common Stock in respect of every four Cablevision restricted stock units owned on the record date and continue to be entitled to a share of Cablevision NY Group Class A Common Stock (or cash or other property) in accordance with the award agreement. Cablevision has issued to its non-employee directors options to purchase Cablevision NY Group Class A Common Stock, and such options are fully vested. In connection with the Distribution, each Cablevision option will become two options: one will be an option to acquire Cablevision NY Group Class A Common Stock and one an option to acquire AMC Class A Common Stock. The allocation of exercise price between the existing non-employee director Cablevision options and AMC’s new non-employee director options and the number of shares subject to those new options will be determined in the same manner as described above for options/rights.
               Since 2008, Cablevision has made annual grants of three-year performance awards under Cablevision’s 2006 Cash Incentive Plan (the “2006 CIP”). To the extent required by the terms of the applicable award agreement, the performance objectives in an employee’s award agreement will be adjusted to reflect the exclusion of AMC’s business from the business of Cablevision.
               The performance awards made in 2011 to holders who are AMC employees immediately following the Distribution, or who transfer from Cablevision to AMC within 365 days of the Distribution, will be cancelled and such employees will be granted awards under the CIP having substantially similar terms, including an identical target amount, as the Cablevision performance awards they replace, other than the fact that performance will be measured based on AMC’s performance (instead of Cablevision’s performance). Mr. Charles F. Dolan will not be treated as an AMC employee for this purpose.

               Deferred compensation awards granted by Cablevision pursuant to its Long-Term Incentive Plan (which was superseded by the 2006 CIP) will be unaffected by the Distribution.
               With respect to outstanding long-term cash and equity awards, AMC and Cablevision will not be regarded as competitive entities of each other for purposes of any non-compete provisions contained in the applicable award agreements. With respect to all outstanding Cablevision awards (and AMC options and stock appreciation rights issued in connection with such awards) holders of such awards will continue to vest in them so long as they remain employed by Cablevision, AMC or affiliates of either entity, provided that an employee who moves between AMC or one of its subsidiaries, on the one hand, and Cablevision or one of its subsidiaries, on the other hand, at a time when the two entities are no longer affiliates will not continue to vest in the awards and such change will constitute a termination of employment for purposes of the award agreement. Notwithstanding the foregoing, Mr. Charles F. Dolan will continue to vest in his outstanding Cablevision awards (as well as in AMC stock options and stock appreciation rights issued upon the Distribution with respect to such outstanding Cablevision awards) based solely on his continued service with Cablevision and not in respect of his continued service with AMC.
               Cablevision will be responsible for any payments associated with an annual, long-term cash or deferred compensation award granted by Cablevision to Mr. Charles F. Dolan that is outstanding as of the Distribution.

Item 9.01 Financial Statements and Exhibits
               (d) Exhibits.
               99.1 Amendment to Employment Agreement, dated as of June 6, 2011, between Cablevision Systems Corporation and Charles F. Dolan.
               99.2 Distribution Agreement, dated as of June 6, 2011, between Cablevision Systems Corporation and AMC Networks Inc.
               99.3 Contribution Agreement, dated as of June 6, 2011, among Cablevision Systems Corporation, CSC Holdings, LLC and AMC Networks Inc.
               99.4 Form of Transition Services Agreement between Cablevision Systems Corporation and AMC Networks Inc.
               99.5 Tax Disaffiliation Agreement, dated as of June 6, 2011, between Cablevision Systems Corporation and AMC Networks Inc.
               99.6 Form of Employee Matters Agreement between Cablevision Systems Corporation and AMC Networks Inc.
               99.7 Form of Termination Agreement among CSC Holdings, LLC, American Movie Classics Company LLC and WE: Women’s Entertainment LLC.

SIGNATURES
               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION (Registrant)
By:	/s/ Gregg G. Seibert
	Name:	Gregg G. Seibert
	Title:	Executive Vice President and Chief Financial Officer
Dated: June 9, 2011
               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSC HOLDINGS, LLC (Registrant)
By:	/s/ Gregg G. Seibert
	Name:	Gregg G. Seibert
	Title:	Executive Vice President and Chief Financial Officer
Dated: June 9, 2011